SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

		Filed by the Registrant	X
		Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
X	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Magellan Fund
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Fidelity® Magellan® Fund

Telephone Reminder Script

  I see that you have a balance in [choose name of fund(s) below]

Fidelity® Magellan® Fund

  Have you voted your proxy for the fund's shareholder meeting?

If yes: Thank you very much.

If no: The shareholder meeting is scheduled for October 3rd. Your participation is urgently needed, and we have made arrangements for a proxy tabulation firm to take your vote over the phone. Can I transfer your call to them now?

If yes: Your call will be answered by a representative of D. F. King, the proxy tabulation firm helping Fidelity with the proxy. (PSG representative transfer call to 1-800-848-3155)

If no: Thank you. Can I give you the number of our proxy tabulation firm that you can call at your convenience to cast your vote by phone?

If yes: Thank you. The number is 1-800-848-3155.

If no: Thank you very much.

If participant says they did not receive material or would like us to send them material & they were a shareholder of record on 8/7/01 you may request a proxy package to be sent to them. (Please go to PSG Online and click on "Reference Manual." You will find the Request form by clicking on "Proxy.")

For more complete information about any of the mutual funds available through the plan, including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you invest.

Fidelity Investments Institutional Services Company, Inc.

82 Devonshire Street, Boston, MA 02109